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                                   Exhibit 21


                           Subsidiaries of Registrant


NAME                                         STATE OF INCORPORATION
----                                         ----------------------
Gena Laboratories, Inc.                      Texas

JDS Manufacturing Co., Inc.                  California

U.K. ABBA Products, Inc.                     California

Styling (UK) Limited                         England